EXHIBIT A

EXHIBIT 10.4

PERFICIENT, INC.
AMENDED AND RESTATED 1999 STOCK OPTION/STOCK ISSUANCE PLAN

RESTRICTED STOCK AWARD AGREEMENT

To: [NAME]	Date of Grant: [DATE]	Number of Shares:[SHARES]

PERFICIENT, INC., a Delaware corporation, (the “Corporation”), is pleased to grant you (the “Award”) the aggregate number of Restricted Shares of the Corporation’s authorized Common Stock, par value $0.001 per share, listed above, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”). This Award is granted pursuant to the Perficient, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan, which was adopted effective May 3, 1999, a copy of which has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein. If any provision of this Agreement conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control and, if necessary, the applicable provisions of the Agreement shall be deemed to be amended to comply with the terms of the Plan. The Date of Grant of the Award and the number of Restricted Shares subject to this Award are stated above. Terms capitalized but not defined herein shall have the meaning set forth in the Plan.

This Agreement sets forth the terms of the agreement between you and the Corporation with respect to the Restricted Shares. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1.    Definitions. As used in this Agreement, the following terms have the meanings yet forth below:

(a) “Agreement” means this Restricted Stock Award Agreement.

(b) “Award” has the meaning set forth in the first paragraph of this Agreement.

(c) “Board of Directors” means the board of directors of the Corporation.

(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(e) “Committee” means the Compensation Committee of the Board of Directors.

(f) “Common Stock” means the authorized common stock, par value $.001 per share, as described in the Corporation’s Certificate of Incorporation.

(g) “Corporate Transaction” means either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

(h) “Corporation” means Perficient, Inc., a Delaware corporation.

(i) “Date of Grant” means the date designated as such in the first paragraph of this Agreement.

(j) “Employee” means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(k) “Exchange Act” means the Securities Exchange Act of 1934.

(l) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists;

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

(iii) If shares of Common Stock are not traded on the Nasdaq National Market as provided in subparagraph (i) or listed on any Stock Exchange as provided in subparagraph (ii) as of the date of determining Fair Market Value, then the Fair Market Value shall be determined in good faith by the Plan Administrator which determination shall be conclusive for all purposes.

(m) “Involuntary Termination” means the termination of your Service which occurs by reason of:

(i) Your involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) Your voluntary resignation following (A) a change in your position with the Corporation (or the Parent or the Subsidiary employing you) which materially reduces your duties and responsibilities or the level of management to which you report, (B) a reduction in your level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of your place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without your consent.

(n) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by you, any unauthorized use or disclosure by you of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by you, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

(o) “Nasdaq” means the National Association of Securities Dealers, Inc. Automated Quotations, Inc.

(p) “Stock” means Common Stock, or any other securities that are substituted for Stock as provided in Paragraph 7.

(q) “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Restricted Shares” means the shares of Stock subject to the restrictions specified in Paragraph 4 of this Agreement.

(s) “Service” means your performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. With respect to the Restricted Shares, the Committee may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in Service to the Corporation.

(t) “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.     Escrow of Restricted Shares. The Corporation shall issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in Paragraph 5 of this Agreement or the Restricted Shares are forfeited as contemplated in Paragraph 4 of this Agreement. You shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Corporation. You hereby agree that the Corporation shall hold the certificate or certificates representing the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as such certificate or certificates are either delivered to you or canceled pursuant to this Agreement.

3.     Ownership of Restricted Shares. From and after the time that a certificate or certificates representing the Restricted Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors, subject, however, to the terms, conditions and restrictions set forth in this Agreement.

4.     Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 5 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Corporation. You hereby agree that if the Restricted Shares are forfeited as provided in Paragraph 6, the Corporation shall have the right to deliver the certificate(s) representing the Restricted Shares, along with the stock power(s) described in Paragraph 2 of this Agreement, to the Corporation’s transfer agent for cancellation or, at the Corporation’s election, for transfer to the Corporation to be held by the Corporation in treasury or any designee of the Corporation.

5.     Expiration of Restrictions and Risk of Forfeiture. The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire and become transferable and nonforfeitable according to the schedule set forth in this Paragraph 5; provided, however, that such restrictions will expire on such dates only if you have been performing Service continuously since the Date of Grant through the applicable vesting date.

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Nonforfeitable
[DATE]	[NUMBER]%
[DATE]	[NUMBER]%
[DATE]	[NUMBER]%
[DATE]	[NUMBER]%
[DATE]	[NUMBER]%

6.    Termination of Service.

(a) Intentionally Left Blank

(b) Other Termination. If your Service is terminated for any reason, including your death or disability, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award for which restrictions have expired as of the date of such termination shall survive such termination.

7.    Adjustment Provisions.

Adjustment of Award. The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of Restricted Shares granted under the Award shall be increased proportionately.

(b) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Shares granted under the Award shall be decreased proportionately.

(c) Whenever the number of Restricted Shares subject to the Award is required to be adjusted as provided in this Paragraph 7 the Corporation shall, within thirty (30) days following such adjustment, prepare and give to you a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Shares subject to the Award after giving effect to the adjustment.

(d) Adjustments under Paragraphs 7(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

8.    Delivery of Certificates of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 5 of this Agreement, and subject to Paragraph 9, the Corporation shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Corporation of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

9.    Conditions to Delivery of Stock. Nothing herein shall require the Corporation to issue any shares with respect to the Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

10.    Securities Act Legend. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act of 1933.

11.   Legend Regarding Restrictions on Transfer. Each certificate representing shares issued to you pursuant to this Agreement shall bear the following legend with respect to the restrictions on transferability contained in this Agreement:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN PERFICIENT, INC. (THE “CORPORATION”) AND __________________ DATED AS OF _____________________, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED OR HYPOTHECATED EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

12.    Rights as a Stockholder. You shall have no right as a stockholder with respect to any Restricted Shares until a certificate representing those shares is issued in your name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 7.

13.    Furnish Information. You agree to furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

14.    Remedies. The Corporation shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific-performance or for damages for its breach or otherwise.

15.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree with the Corporation that you will keep confidential all information and knowledge that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Corporation, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

16.    Consideration. No restriction on the Restricted Shares shall lapse unless and until you have performed services for the Corporation or any of its Subsidiaries that the Corporation believes is equal to or greater in value than the par value of the Stock subject to this Award.

17.    Payment of Taxes. The Corporation may from time to time, in its discretion, require you to pay to the Corporation (or a Subsidiary or Parent if you are an employee of a Subsidiary or Parent), the amount that the Corporation deems necessary to satisfy the Corporation’s or its Parent’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may a) direct the Corporation to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Corporation’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made; b) deliver to the Corporation sufficient shares of Stock to satisfy the Corporation’s tax withholding obligations, based on the shares’ Fair Market Value at the time as of which such determination is made; or c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Corporation prescribes. The Corporation may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Corporation subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Corporation, immediately upon the Corporation’s request, the amount of that deficiency.

18.    Right of the Corporation, Parent and Subsidiary to Terminate Service. Nothing contained in this Agreement shall confer upon you the right to continue in Service with the Corporation or any Parent or any Subsidiary, or interfere in any way with the rights of the Corporation or any Parent or any Subsidiary to terminate your Service at any time.

19.    No Liability for Good Faith Determinations. The Corporation and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

20.    Amendment. The Option may be amended by the Board or by the Committee at any time d) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or e) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

21.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Corporation may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

22.    No Guarantee of Interests. The Board of Directors and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

23.    Corporation Records. Records of the Corporation or its Subsidiaries regarding your period of Service, termination of Service and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Corporation to be incorrect.

24.    Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

25.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

26.    Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

The Corporation and you agree that any notices shall be given to the Corporation or to you at the following address; provided that the Corporation or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

Corporation or Board of Directors:
Holder:	At your current address as shown in the Corporation’s records

27.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

28.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Corporation, its successors and assigns.

29.    Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

30.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

31.    Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

PERFICIENT, INC.

By:
[NAME]
[TITLE]

ACKNOWLEDGED AND AGREED:

[NAME]